UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2014

Norwegian Cruise Line Holdings Ltd
(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (305) 436-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 29, 2014, Norwegian Cruise Line Holdings Ltd. (the "Registrant") issued a press release regarding its financial results for the three months ended March 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished under this Item 2.02 and the press release attached as Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The Board of Directors of the Registrant has approved a three year share repurchase program under which the Registrant may purchase up to $500 million of its ordinary shares.

Pursuant to the approved program, the Registrant may repurchase its ordinary shares from time to time, in amounts, at prices and at such times as it deems appropriate, subject to market conditions and other considerations. The Registrant may make repurchases in the open market, in privately negotiated transactions, accelerated repurchase programs or in structured share repurchase programs, and any repurchases may be made pursuant to Rule 10b5-1 plans. The program will be conducted in compliance with applicable legal requirements and shall be subject to market conditions and other factors.

The program does not obligate the Registrant to acquire any particular amount of ordinary shares and the program may be modified or suspended at any time at the Registrant's discretion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated April 29, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Norwegian Cruise Line Holdings Ltd (Registrant)
April 29, 2014 (Date)	/s/ WENDY A. BECK Wendy A. Beck Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated April 29, 2014